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                                                                  Exhibit 10.25


                                AMENDMENT TO THE
                  TRACTOR SUPPLY COMPANY 1994 STOCK OPTION PLAN


     WHEREAS, Tractor Supply Company (the "Company") sponsors the Tractor Supply Company 1994 Stock Option Plan (the "Plan"); and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to amend the Plan in the manner contemplated below (the "Amendment"); and

     WHEREAS, the stockholders of the Company approved the Amendment on April 24, 1997 at the 1997 Annual Meeting of the stockholders of the Company.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Section 1.5(a) of the Plan is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

          (a) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which options, unrelated stock appreciation rights and restricted stock awards may be granted under the Plan shall be equal to the excess (if any) of (i) 1,000,000 shares over (ii) the sum of (A) the number of shares of Common Stock subject to outstanding options and outstanding unrelated stock appreciation rights and the number of shares subject to outstanding restricted stock awards not vested pursuant to the lapse of restrictions granted under the Plan, (B) the number of shares previously issued pursuant to the exercise of options granted under the Plan, (C) the number of shares subject to an option or part thereof which is cancelled by the Committee and for which cash is paid in respect thereof pursuant to
     Section 2.5(f), (D) the number of shares in respect of which stock appreciation rights granted under the Plan shall have previously been exercised, and (E) the number of shares previously vested pursuant to the lapse of restrictions under restricted stock awards granted under the Plan.

     2. Except as expressly amended hereby, the Plan shall remain in full force and effect.